EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-41284) and in the Post Effective Amendment No. 1 on Form S-8 to Form S-4 (No.333-88663) of Gentiva Health Services, Inc. of our report dated February 5, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

March 24, 2003